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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-12917 and 333-89613) pertaining to the Employee Stock Purchase Plan and the Stock Incentive Plan of Sento Corporation and in the Registration Statement (Form S-3 No. 333-115945) of Sento Corporation and in the related Prospectus of our report dated April 19, 2005, with respect to the consolidated financial statements of Sento Corporation included in the Annual Report (Form 10-KSB) for the year ended March 31, 2005.

                      /s/ Ernst & Young LLP

Salt Lake City, Utah
June 27, 2005

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Consent of Independent Registered Public Accounting Firm